SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________________________

POST-EFFECTIVE AMENDMENT NO. 1 to
Form S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

___________________

THE DOW CHEMICAL COMPANY
(a Delaware corporation)
Executive Offices -- 2030 Dow Center
Midland, Michigan 48674

(Name, state of incorporation and address of principal executive office of registrant)

I.R.S. Employer Identification No. 38-1285128

____________________

THE SAVINGS AND INVESTMENT PROGRAM FOR EMPLOYEES OF UNION CARBIDE CORPORATION AND PARTICIPATING SUBSIDIARY COMPANIES
(Full title of the plan)

_________________________

Frank H. Brod
Vice President and Controller
THE DOW CHEMICAL COMPANY
2030 Dow Center
Midland, Michigan 48674

(Name and address of agent for service)

Telephone: (989) 636-1000

____________________

This Post-Effective Amendment No. 1 is being filed to amend Registration Statement No. 333-55046 on Form S-8 pursuant to which the Registrant registered (i) a specific number of shares of its Common Stock, par value $2.50 per share (the "Stock"), to be offered or sold pursuant to the provisions of The Savings and Investment Program for Employees of Union Carbide Corporation and Participating Subsidiary Companies (the "Plan"); and (ii) an indeterminate amount of interests in the Plan. Effective December 27, 2001, the Plan was merged into The Dow Chemical Company Employees’ Savings Plan. Consequently, the Plan no longer exists and by this Post-Effective Amendment No. 1 all remaining securities, whether Stock or interests in the Plan, are hereby deregistered.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this amendment to Registration Statement No. 333-55046 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland, State of Michigan, on June 27, 2002.

                                                           THE DOW CHEMICAL COMPANY
                                                           (Registrant)

                                                           By: /S/ FRANK H. BROD_____________
                                                            Name:   Frank H. Brod
                                                           Title: Vice President and Controller

The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this amendment to Registration Statement No. 333-55046 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland, State of Michigan, on June 27, 2002.

                                                           THE DOW CHEMICAL COMPANY EMPLOYEES’
                                                           SAVINGS PLAN, SUCCESSOR BY MERGER
                                                           TO THE SAVINGS AND INVESTMENT PROGRAM
                                                           FOR EMPLOYEES OF UNION CARBIDE
                                                           CORPORATION AND PARTICIPATING
                                                           SUBSIDIARY COMPANIES

                                                           By: /S/ FRANK H. BROD______________
                                                            Name:   Frank H. Brod
                                                           Title: Attorney-in-Fact